UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

INTERNATIONAL TOWER HILL MINES LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Hastings Street, Suite 2300
Vancouver, British Columbia, Canada	V6E 2K3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (604) 683-6332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

On March 16, 2018, Victor Flores notified the board of directors (the “Board”) of International Tower Hill Mines Ltd. (the “Company”) of his decision to resign as a member of the Board, effective on March 21, 2018. Mr. Flores was nominated for election as a member of the Board by Paulson & Co. Inc. (“Paulson”) pursuant to that certain Investor Rights Agreement, dated December 28, 2016 (the “Agreement”), between the Company and Paulson, and served in that capacity since his election at the Company’s 2017 annual general meeting. Mr. Flores’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective on March 22, 2018, the Company appointed Damola Adamolekun as a member of the Board, filling the vacancy created by the resignation of Mr. Flores. Paulson designated Mr. Adamolekun pursuant to its rights under the Agreement.

Item 7.01. Regulation FD Disclosure.

On March 22, 2018, the Company issued a press release regarding the resignation of Mr. Flores and the appointment of Mr. Adamolekun. A copy of the press release is furnished with this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01. Exhibits.

Exhibit	Description
99.1	Press Release of the Company, dated March 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TOWER HILL MINES LTD.

DATE: March 22, 2018	By:	/s/ Karl Hanneman
Karl Hanneman Chief Executive Officer